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                             THE FOOTHILL GROUP, INC.                 Exhibit 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                   THREE MONTHS ENDED MARCH 31, 1994 AND 1993
            (Dollars and shares in thousands,except per share data)


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- - -------------------------------------------------------------------------------------------------------------
                                                                                        1994           1993
- - -------------------------------------------------------------------------------------------------------------
PRIMARY:
   Income from continuing operations                                                   $11,442        $ 3,009
   Discontinued operations                                                                   -            410
   Less preferred stock dividends                                                          (68)           (68)
- - -------------------------------------------------------------------------------------------------------------
   Net income for primary calculation                                                  $11,374        $ 3,351
=============================================================================================================
   Weighted average number of common shares outstanding                                 16,555         16,205
   Effect of dilutive stock options                                                        407            332
- - -------------------------------------------------------------------------------------------------------------
   Number of common shares used in computation                                          16,962         16,537
=============================================================================================================
   Per share data:
      Income from continuing operations                                                  $0.67          $0.18
      Discontinued operations                                                                -           0.02
- - -------------------------------------------------------------------------------------------------------------
      Earnings per common and common equivalent share                                    $0.67          $0.20
=============================================================================================================

FULLY DILUTED:
   Income from continuing operations                                                   $11,442        $ 3,009
   Discontinued operations                                                                   -            410
- - -------------------------------------------------------------------------------------------------------------
   Income for fully diluted calculation                                                $11,442        $ 3,419
=============================================================================================================
   Weighted average number of shares outstanding                                        16,555         16,205
   Effect of dilutive stock options                                                        407            343
   Shares issued upon assumed conversion of convertible preferred stock                    667            667
- - -------------------------------------------------------------------------------------------------------------
   Number of shares used in computation                                                 17,629         17,215
=============================================================================================================
   Per share data:
      Income from continuing operations                                                  $0.65          $0.18
      Discontinued operations                                                                -           0.02
- - -------------------------------------------------------------------------------------------------------------
      Earnings per common and common equivalent share                                    $0.65          $0.20
=============================================================================================================
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